As filed with the Securities and Exchange Commission on February 8, 1999
                                                          Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ----------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CYBERCASH, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   54-1725021
                  --------------------------------------------
                      (I.R.S. employer identification no.)

            2100 RESTON PARKWAY, THIRD FLOOR, RESTON, VIRGINIA 20191
         --------------------------------------------------------------
            (Address of principal executive offices)     (Zip code)


               CYBERCASH, INC. 1995 STOCK OPTION PLAN, AS AMENDED
               --------------------------------------------------

                           RUSSELL B. STEVENSON, JR.
                                CYBERCASH, INC.
                        2100 RESTON PARKWAY, THIRD FLOOR
                             RESTON, VIRGINIA 20191
                   -----------------------------------------
                    (Name and address of agent for service)

                                (703) 620-4200
         --------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                               MICHAEL J. SILVER
                             HOGAN & HARTSON L.L.P.
                            111 SOUTH CALVERT STREET
                           BALTIMORE, MARYLAND  21202
                                 (410) 659-2741

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
  Title of securities      Amount to be           Proposed            Proposed  maximum          Amount of
    to be registered       registered(1)       maximum offering      aggregate offering     registration fee(1)
                                              price per share(1)          price(1)
------------------------------------------------------------------------------------------------------------------
   Stock Options and       4,000,000                15.09                60,360,000               16,840
Common Stock, par value
  $.001 per share (2)
==================================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low sale price of $15.09 per share of CyberCash, Inc. common stock on February 1, 1999 as reported on the Nasdaq National Market.

(2) Includes Series E Junior Participating Preferred Stock Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

                 In accordance with Section E of the General Instructions to Form S-8, the contents of Form S-8, Registration No. 333-31641, filed by CyberCash, Inc. with the Securities and Exchange Commission on July 18, 1997, are incorporated herein by reference for the registration of 4,000,000 additional shares of common stock issuable pursuant to the CyberCash, Inc. 1995 Stock Option Plan, as amended.

                                 EXHIBIT INDEX

Exhibit
Number                                     Description
------                                     -----------
5.01                    Opinion regarding the legality of the shares of Common Stock being registered

10.01                   Amended and Restated CyberCash, Inc. 1995 Stock Option Plan

23.01                   Consent of Ernst & Young LLP, Independent Auditors

23.02                   Consent of Ernst & Young LLP, Independent Auditors

23.03                   Consent of Russell B. Stevenson, Jr. (contained in Exhibit 5.01)

24                      Power of Attorney (contained on signature page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Virginia, on February 8, 1999

                                  CyberCash, Inc.

                                  By:  /s/ William N. Melton
                                       ---------------------------------------
                                       William N. Melton
                                       Chief Executive Officer and Chairman of
                                       the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

We, the undersigned officers and directors of CyberCash, Inc., hereby severally and individually constitute and appoint James J. Condon and Russell B. Stevenson, Jr., and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

Date: February 8, 1999                             /s/  William N. Melton
                                                   ---------------------------------------------------------
                                                   William N. Melton
                                                   Chief Executive Officer and Chairman of the Board of Directors


Date: February 8, 1999                             /s/  James J. Condon
                                                   ---------------------------------------------------------
                                                   James J. Condon
                                                   President and Chief Operating Officer
                                                   (Principal Financial Officer and Principal Accounting Officer)


Date: February 8, 1999                             /s/  Daniel C. Lynch
                                                   ---------------------------------------------------------
                                                   Daniel C. Lynch
                                                   Director


Date: February 8, 1999                             /s/  Michael Rothschild
                                                   ---------------------------------------------------------
                                                   Michael Rothschild
                                                   Director

Date: February 8, 1999                             /s/  Charles T. Russell
                                                   ---------------------------------------------------------
                                                   Charles T. Russell
                                                   Director


Date: February 8, 1999                             /s/  Garen K. Staglin
                                                   ---------------------------------------------------------
                                                   Garen K. Staglin
                                                   Director